UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2014 (October 22, 2014)

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 24, 2014, WGL Holdings, Inc. (the “Company”) completed the public offering of $100,000,000 aggregate principal amount of the Company’s 2.25% Senior Notes due 2019 (the “2019 Notes”) and $125,000,000 aggregate principal amount of the Company’s 4.60% Senior Notes due 2044 (the “2044 Notes” and, together with the 2019 Notes, the “Notes”) pursuant to an Underwriting Agreement, dated October 22, 2014 (the “Underwriting Agreement”), between the Company and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”).

The Company expects that the net proceeds of the offering of the Notes will be approximately $221.564 million, after deducting the underwriting discount and our estimated offering expenses. The Company expects that the net proceeds from the offering will be added to the Company’s funds and will be available for general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, other obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The foregoing description is a brief summary of the Underwriting Agreement and does not purport to be a complete statement of the parties’ rights and obligations thereunder. The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

The offering of the Notes was made pursuant to a shelf registration statement on Form S-3 (File No. 333-198218), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on August 18, 2014. A prospectus supplement, dated October 22, 2014, relating to the Notes and supplementing the Prospectus dated August 18, 2014 was filed with the SEC pursuant to Rule 424(b)(2) under the Securities Act. The legal opinion of the Senior Vice President, General Counsel and Corporate Secretary of the Company related to the offering of the Notes pursuant to the Registration Statement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Supplemental Indentures

The Company issued the Notes pursuant to the Indenture, dated August 28, 2014 (the “Base Indenture”), as amended and supplemented with respect to the 2019 Notes by the First Supplemental Indenture, dated October 24, 2014 (the “First Supplemental Indenture”), and as further amended and supplemented with respect to the 2044 Notes by the Second Supplemental Indenture, dated October 24, 2014 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), in each case by and between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

The 2019 Notes will bear interest at a rate of 2.25% per year on the principal amount of the 2019 Notes, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2015. The 2019 Notes will mature on November 1, 2019.

The 2044 Notes will bear interest at a rate of 4.60% per year on the principal amount of the 2044 Notes, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2015. The 2044 Notes will mature on November 1, 2044.

The Indenture contains covenants, including that, subject to certain exceptions, the Company and its subsidiaries may not grant liens on any property of the Company or its subsidiaries, unless the Notes are secured by liens on an equal and ratable basis to those granted to such other creditors. The Company may issue additional debt securities ranking equally with, and otherwise similar in all respects to, either series of Notes (except for the public offering price, the issue date and the first interest payment date, if applicable) so that those additional debt securities will be consolidated and form a single series with the Notes of the applicable series, without the consent of the holders of the existing Notes.

The Company, at its option, may redeem the Notes at any time in whole or from time to time in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate plus (x) 15 basis points in the case of the 2019 Notes and (y) 25 basis points in the case of the 2044 Notes. The Company will also pay the accrued and unpaid interest on the principal amount being redeemed to, but not including, the date of redemption. However, no make whole premium as set forth above will be paid (i) for redemption of the 2019 Notes on or after October 1, 2019 or (ii) for redemption of the 2044 Notes on or after May 1, 2044.

The Trustee or the holders of at least 25% in principal amount of the applicable series of the Notes may require the Company to repay the entire principal amount of the Notes of that series, including any premium and any interest, immediately upon the occurrence of the following events of default: (1) failure to pay any interest on the Notes of that series within 30 days after the same becomes due and payable; (2) failure to pay the principal of or premium, if any, or any payment required by sinking or analogous fund, on the Notes of that series when it becomes due and payable; and (3) failure to perform or breach, of any of our covenants or agreements applicable to the Notes of that series for 60 days after notice of failure, either from the Trustee or from holders of at least 25% of the principal amount outstanding of Notes of that series. Upon the occurrence of certain events of bankruptcy, insolvency or reorganization of the Company, all unpaid principal of, any premium and any accrued interest, on the Notes will become automatically due and payable immediately, without any declaration or other act on the part of the Trustee or any holder.

Copies of the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture are incorporated by reference or attached as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description is a brief summary of the Indenture and does not purport to be a complete statement of the parties’ rights and obligations thereunder. The foregoing description is qualified in its entirety by the terms of the Indenture.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above relating to the Notes and the Indenture is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 22, 2014, by and between WGL Holdings, Inc. and Wells Fargo Securities, LLC.

4.1	Indenture, dated August 28, 2014, by and between WGL Holdings, Inc. and The Bank of New York Mellon, as trustee, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated October 15, 2014, and incorporated herein by reference.

4.2	First Supplemental Indenture relating to 2.25% Senior Notes due 2019, dated October 24, 2014, by and between WGL Holdings, Inc. and The Bank of New York Mellon, as Trustee.

4.3	Second Supplemental Indenture relating to 4.60% Senior Notes due 2044, dated October 24, 2014, by and between WGL Holdings, Inc. and The Bank of New York Mellon, as Trustee.

5.1	Opinion of the Senior Vice President, General Counsel and Corporate Secretary of the Company.

23.1	Consent of the Senior Vice President, General Counsel and Corporate Secretary of the Company (included in Exhibit 5.1).

*    *    *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc. (Registrant)

Date: October 24, 2014	By:	/s/ William R. Ford

William R. Ford
Vice President and Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 22, 2014, by and between WGL Holdings, Inc. and Wells Fargo Securities, LLC.

4.1	Indenture, dated August 28, 2014, by and between WGL Holdings, Inc. and The Bank of New York Mellon, as trustee, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated October 15, 2014, and incorporated herein by reference.

4.2	First Supplemental Indenture relating to 2.25% Senior Notes due 2019, dated October 24, 2014, by and between WGL Holdings, Inc. and The Bank of New York Mellon, as Trustee.

4.3	Second Supplemental Indenture relating to 4.60% Senior Notes due 2044, dated October 24, 2014, by and between WGL Holdings, Inc. and The Bank of New York Mellon, as Trustee.

5.1	Opinion of the Senior Vice President, General Counsel and Corporate Secretary of the Company.

23.1	Consent of the Senior Vice President, General Counsel and Corporate Secretary of the Company (included in Exhibit 5.1).